Exhibit 4.15(2)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACES WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL

Execution Version

GREENFIRE RESOURCES INC.,
GREENFIRE RESOURCES OPERATING CORPORATION,
HANGINGSTONE EXPANSION LIMITED PARTNERSHIP AND
HANGINGSTONE DEMO LIMITED PARTNERSHIP

collectively, as Pledgors

and

TRAFIGURA CANADA limited and
TRAFIGURA TRADING LLC

collectively, as Secured Creditors

FIRST AMENDING AGREEMENT TO RESERVE ACCOUNT SECURITY AGREEMENT

March 23, 2023

Execution Version

FIRST AMENDING AGREEMENT TO

RESERVE ACCOUNT SECURITY AGREEMENT

This first amending agreement to reserve account security agreement (this “Amending Agreement”) dated as of March 23, 2023 is made among Greenfire Resources Inc., Greenfire Resources Operating Corporation, Hangingstone Expansion Limited Partnership and Hangingstone Demo Limited Partnership (collectively, the “Pledgors”) and Trafigura Canada Limited and Trafigura Trading LLC (collectively, the “Secured Creditors”).

RECITALS:

(a)	Japan Canada Oil Sands Limited, GAC Holdco Inc., Greenfire Acquisition Corporation, Greenfire Resources Operating Corporation, Hangingstone Expansion Limited Partnership and Hangingstone Demo Limited Partnership, as pledgors, entered into the reserve account security agreement dated as of September 15, 2021 to and in favour of Trafigura Canada General Partnership and Trafigura Trading LLC, as secured creditors (the "Original Reserve Agreement");

(b)	On September 16, 2021, Greenfire Resources Operating Corporation, Greenfire Acquisition Corporation and GAC Holdco Inc. entered into an amalgamation agreement providing for a triangular amalgamation whereby, inter alia, Greenfire Acquisition Corporation and Greenfire Resources Operating Corporation amalgamated with the resulting entity being Greenfire Resources Operating Corporation ("GAC AmalCo");

(c)	On September 17, 2021, HE Acquisition Corporation and Japan Canada Oil Sands Limited amalgamated with the resulting entity being HE Acquisition Corporation ("Temporary AmalCo");

(d)	On September 17, 2021, GAC AmalCo and Temporary AmalCo amalgamated with the resulting entity being Greenfire Resources Operating Corporation;

(e)	On November 5, 2021, GAC HoldCo Inc. filed articles of amendment to change its name to Greenfire Resources Inc.

(f)	Effective as of January 31, 2022, Trafigura Canada General Partnership assigned all of its rights, title and interest in and to the Reserve Agreement and the Marketing Agreements to Trafigura Canada Limited;

(g)	On or about August 31, 2022, the Secured Creditors executed a release in favour of, inter alia, the Pledgors pursuant to which the Secured Creditors confirmed that the IPL Letter of Credit was cancelled and agreed to release funds in the amount of $[*****] from the Reserve Account to the Pledgors (the "IPL LC Release");

(h)	Pursuant to Section 6.8 of the Original Reserve Agreement, the Pledgors and the Secured Creditors wish to amend the Reserve Agreement on the terms and conditions set forth herein.

In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, each of the Pledgors, jointly and severally, and the Secured Creditors agree as follows.

Article 1
INTERPRETATION

Section 1.2 Defined Terms.

Capitalized terms used this Amending Agreement (including in the recitals hereto) will, unless otherwise defined herein, have the meanings attributed to such terms in the Reserve Agreement, as amended hereby and:

“Parties” means collectively, the Pledgors and the Secured Creditor and “Party” means each of them; and

“Reserve Agreement” means the Original Reserve Account as amended by the IPL LC Release.

Article 2
AMENDMENTS

Section 2.1 Amendments to Defined Terms

Section 1.2 of the Reserve Agreement is amended by:

(1)	deleting the definitions of “Grantor” and “Reserve Account” and replacing them with the following:

““Grantor” means Greenfire Resources Inc., being the successor by amalgamation to GAC Holdco Inc.

“Reserve Account” means account no. [*****] of the Grantor at Bank of Montreal, including any successor or replacement accounts.”

(2)	adding the following new definition of “First Amendment Effective Date” immediately after the definition of “Expenses”:

““First Amendment Effective Date” means March 23, 2023.”

Section 2.2 Other Amendments

(1)	Section 5.1 of the Reserve Agreement is amended by deleting paragraphs (a) and (g) thereof and replacing them with the following:

“(a)	Ownership of the Reserve Account. From and after the First Amendment Effective Date, the Grantor is and will be, the sole legal and beneficial owner of the Reserve Account and other Collateral free and clear of all Liens other than the Security Interest. For certainty, the Pledgors confirm that there are no Liens on the Reserve Account and other Collateral under, pursuant to or in connection with the Indenture.

(g)	Blocked Account Agreement. Within three business days following the First Amendment Effective Date the Pledgors shall obtain a duly executed Blocked Account Agreement in respect of the Reserve Account from each party thereto.”

(2)	Section 6.1 of the Reserve Agreement is amended by deleting paragraph (a) thereof and replacing it with the following:

“(a)	If to the Pledgors:

c/o Greenfire Resources Inc.

1900, 205 - 5th Avenue SW

Calgary, Alberta T2P 2V7

Attention: [*****]

Email: [*****]”

(3)	Schedule A of the Reserve Agreement is deleted and replaced with Schedule A attached to this Amending Agreement.

Article 3
tRANSER OF FUNDS

Section 3.1 Agreement to Transfer Funds.

The Secured Creditors hereby agree that all funds which are currently held in the Reserve Account (as defined in the Original Reserve Account) shall be promptly paid to the Reserve Account (as defined in this Agreement) by wire transfer pursuant to the following instructions:

Beneficiary Name:	[*****]
Beneficiary Address:	[*****]
Beneficiary Transit And
Account:	[*****]
Financial Institution:	[*****]
Beneficiary Bank Address:	[*****]
Swift Code:	[*****]

Article 4

GENERAL

Section 4.1 Successors and Assigns.

This Amending Agreement is binding upon, and enures to the benefit of, each of the Parties and its successors and assigns.

Section 4.2 Severability.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Amending Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Amending Agreement and the remaining provisions will remain in full force and effect.

Section 4.3 Governing Law.

This Amending Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Section 4.4 Continuing Effect.

Each of the Parties acknowledges and agrees that the Reserve Agreement, as amended by this Amending Agreement, will be and continues in full force and effect and is hereby confirmed and the rights and obligations of all Parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.

Section 4.5 Further Assurances.

The Pledgors will from time to time at the Secured Parties' request , make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Secured Creditors and as are consistent with the intention of the parties hereto as evidenced herein, with respect to all matters arising under this Amending Agreement.

Section 4.6 Electronic Execution.

This Amending Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Amending Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have caused this Amending Agreement to be duly executed by their respective authorized officers as of the date first written above.

GREENFIRE RESOURCES INC.

Per:
Name:
Title:

GREENFIRE RESOURCES OPERATING CORPORATION

Per:
Name:
Title:

HANGINGSTONE EXPANSION LIMITED PARTNERSHIP, by its general partner, HANGINGSTONE EXPANSION (GP) INC.

Per:
Name:
Title:

HANGINGSTONE DEMO LIMITED PARTNERSHIP, by its general partner, HANGINGSTONE DEMO (GP) INC.

Per:
Name:
Title:

[Signature Page to First Amending Agreement to

Reserve Account Security Agreement]

TRAFIGURA CANADA LIMITED

Per:
Name:
Title:

Per:
Name:
Title:

TRAFIGURA TRADING LLC

Per:
Name:
Title:

Per:
Name:
Title:

[Signature Page to First Amending Agreement to

Reserve Account Security Agreement]

SCHEDULE A
LOCATIONS OF COLLATERAL

Chief Executive Office	If different, location of books and records, senior management, address from which invoices and accounts are sent
1900, 205 - 5th Avenue SW Calgary, Alberta T2P 2V7	1900, 205 - 5th Avenue SW Calgary, Alberta T2P 2V7